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                                  EXHIBIT 23.2
             OPINION AND CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of Stamps.com Inc. of our report dated March 12, 1999 on the financial statements of iShip.com, Inc. included in Stamps.com Inc.'s Form S-1 registration statement (No. 333-90115) and the Stamps.com 8-K/A dated December 28, 1999 and our report dated March 15, 2000 on the financial statements of iShip.com, Inc. included in the Stamps.com 10-K for the year ending December 31, 1999.



                              MOSS ADAMS, LLP
                              INDEPENDENT PUBLIC ACCOUNTANTS


Seattle, Washington
March 29, 2000